ITEM 7(c)
                                                      EXHIBIT 23




               CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the registration statements of Rhone-Poulenc Rorer Inc. (formerly Rorer Group
Inc.) on Form S-3 (Registration No. 33-62052, Registration No. 33-36558, Registration No. 33-30795, Registration No. 33-23754,
Registration No. 15671, Registration No. 33-43941, Registration No. 33-53378 and Registration No. 33-55694) and on Form S-8 (Registration No. 33-58998, Registration No. 33-24537, Registration No. 2-61635, Registration No. 2-78374 and Registration No. 33-21902) of our report dated April 28, 1995, on our audit of the combined financial statements of the Plasma Division of Behringwerke AG and of selected foreign subsidiaries of Hoechst AG as of December 31, 1994, and for the year then ended, which report is included in the current report on Form 8-K.



Frankfurt, Germany
September 28, 1995


C&L Deutsche Revision
Aktiengesellschaft
Wirtschaftsprufungsgesellschaft





  /s/ DREISSIG                               /s/  PPA. WEGENER
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      DREISSIG                                    PPA. WEGENER